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                                  AAMES FINANCIAL CORPORATION
                          BASIC AND DILUTED NET LOSS PER COMMON SHARE

                     FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


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                                                                           Three Months Ended
                                                                               September 30,
                                                                     -----------      -----------
                                                                        2000               1999
                                                                     -----------      -----------
BASIC LOSS PER COMMON SHARE:

      Net income                                                     $   694,000      $   791,000
      Less: Accrued preferred dividends                               (3,162,000)      (1,541,000)
                                                                     -----------      -----------
      Net loss available to common stockholders                      $(2,468,000)     $  (750,000)

      Weighted average number of common shares outstanding             6,211,351        6,201,800
                                                                     -----------      -----------
      Basic loss per common share                                    $     (0.40)     $     (0.12)
                                                                     ===========      ===========


DILUTED LOSS PER COMMON SHARE:

      Net loss available to common stockholders
                                                                     $(2,468,000)     $  (750,000)
                                                                     -----------      -----------
      Adjustment to add back the after-tax amount
         of interest recognized in the period associated
         with the convertible subordinated notes                            --               --
                                                                     -----------      -----------
      Adjusted diluted net loss available to common stockholders     $(2,468,000)     $  (750,000)
                                                                     -----------      -----------

      Weighted average number of common shares outstanding             6,211,351        6,201,800
      Add:  Exercise of options and warrants                                --               --
            Convertible subordinated notes                                  --               --
                                                                     -----------      -----------
      Weighted average of diluted common shares outstanding            6,211,351        6,201,800
                                                                     -----------      -----------
      Diluted loss per common share                                  $     (0.40)     $     (0.12)
                                                                     ===========      ===========
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